Exhibit 99

Dillard’s, Inc. Reports First Quarter Results

LITTLE ROCK, Ark.--(BUSINESS WIRE)--May 14, 2015--Dillard’s, Inc. (NYSE: DDS) (the “Company” or “Dillard’s”) announced operating results for the 13 weeks ended May 2, 2015. This release contains certain forward-looking statements. Please refer to the Company’s cautionary statements regarding forward-looking information included below under “Forward-Looking Information.”

First Quarter Results

Dillard’s reported net income for the 13 weeks ended May 2, 2015 of $109.6 million, or $2.66 per share, compared to net income of $111.7 million, or $2.56 per share, for the prior year first quarter.

Dillard’s Chief Executive Officer, William T. Dillard, II, stated, "We are disappointed with our first quarter performance. Our 1% sales decline hampered our ability to leverage operating expenses and to drive net income growth. Although inventory is higher than we would like, we believe the levels are manageable."

Net Sales

Net sales for the 13 weeks ended May 2, 2015 were $1.574 billion and $1.551 billion for the 13 weeks ended May 3, 2014. Net sales includes the operations of the Company’s construction business, CDI Contractors, LLC ("CDI").

Total merchandise sales (which excludes CDI) for the 13-week period ended May 2, 2015 were $1.518 billion and $1.539 billion for the 13-week period ended May 3, 2014. Total merchandise sales decreased 1% for the 13-week period ended May 2, 2015. Sales in comparable stores for the period decreased 1%.

Sales trends were strongest in the juniors' and children's apparel category followed by shoes and ladies' apparel. Sales were notably weak in the home and furniture category. Sales trends were strongest in the Eastern region, followed by the Central and Western regions, respectively. Regarding the impact of the Texas economy, the Company noted that sales in Texas performed slightly below the Company average during the first quarter.

Gross Margin/Inventory

Gross margin from retail operations (which excludes CDI) improved 52 basis points of sales for the 13 weeks ended May 2, 2015 compared to the prior year first quarter. Consolidated gross margin for the 13 weeks ended May 2, 2015 declined 50 basis points of sales compared to the prior year first quarter. The disparity between retail and consolidated gross margin performance is attributable to increased revenue at CDI, which is a substantially lower margin business. Inventory increased 5% at May 2, 2015 compared to May 3, 2014.

Selling, General & Administrative Expenses

Selling, general and administrative expenses ("operating expenses") were $403.6 million (25.6% of sales) and $393.7 million (25.4% of sales) during the 13 weeks ended May 2, 2015 and May 3, 2014, respectively. Operating expenses from retail operations increased 101 basis points of sales to $402.3 million (26.5%) during the 13 weeks ended May 2, 2015 from $392.2 million (25.5%) during the 13 weeks ended May 3, 2014. The increase was driven by increased payroll and services purchased expense partially offset by decreased insurance and advertising expense. During the quarter, the Company continued its initiative to increase pay for selling associates.

Credit Facility

In a separate release today, the Company announced that it has issued a new $1 billion senior unsecured credit facility, enhancing the Company's liquidity. The new unsecured facility replaces the Company's $1 billion secured credit facility and underscores Dillard's continued improvement in financial strength.

Store Information

At May 2, 2015, the Company operated 274 Dillard’s locations and 23 clearance centers spanning 29 states and an Internet store at www.dillards.com. Total square footage at May 2, 2015 was 50.1 million.

During fiscal 2015, Dillard's plans to open three new stores:

		Square		Projected
Center	City	Footage		Open Month
Fashion Place	Murray, Utah	200,000	*	August
Fremaux Town Center	Slidell, Louisiana	126,000	**	October
Liberty Center	Cincinnati, Ohio	155,000		October
*replaces 190,000 square feet
**replaces 177,000 square feet

Dillard’s, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
(In Millions, Except Per Share Data)

	13 Weeks Ended
	May 2, 2015		May 3, 2014
	Amount	% of Net Sales	Amount	% of Net Sales
Net sales	$1,573.5	100.0%	$1,551.3	100.0%
Service charges and other income	39.9	2.5	37.2	2.4
	1,613.4	102.5	1,588.5	102.4

Cost of sales	960.4	61.0	939.2	60.5
Selling, general and administrative expenses	403.6	25.6	393.7	25.4
Depreciation and amortization	61.1	3.9	61.9	4.0
Rentals	5.8	0.4	5.8	0.4
Interest and debt expense, net	15.2	1.0	15.8	1.0
Gain on disposal of assets	—	0.0	0.4	0.0
Income before income taxes and income on and equity in losses of joint ventures	167.3	10.6	172.5	11.1
Income taxes	58.0		61.0
Income on and equity in losses of joint ventures	0.3	0.0	0.2	0.0
Net income	$109.6	7.0%	$111.7	7.2%

Basic and diluted earnings per share	$2.66		$2.56
Basic and diluted weighted average shares	41.2		43.7

Dillard’s, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In Millions)

	May 2, 2015	May 3, 2014
Assets
Current Assets:
Cash and cash equivalents	$457.6	$312.1
Accounts receivable	57.5	19.2
Merchandise inventories	1,640.9	1,564.4
Other current assets	50.9	47.0
Total current assets	2,206.9	1,942.7

Property and equipment, net	2,010.3	2,096.0
Other assets	255.8	254.9

Total Assets	$4,473.0	$4,293.6

Liabilities and Stockholders' Equity
Current Liabilities:
Trade accounts payable and accrued expenses	$927.8	$820.8
Current portion of long-term debt and capital leases	0.9	0.8
Federal and state income taxes including current deferred taxes	166.8	169.4
Total current liabilities	1,095.5	991.0

Long-term debt and capital leases	620.5	621.3
Other liabilities	253.0	230.1
Deferred income taxes	177.1	215.4
Subordinated debentures	200.0	200.0
Stockholders' equity	2,126.9	2,035.8

Total Liabilities and Stockholders' Equity	$4,473.0	$4,293.6

Dillard’s, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In Millions)

	13 Weeks Ended
	May 2, 2015	May 3, 2014
Operating activities:
Net income	$109.6	$111.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and other deferred cost	61.6	62.3
Gain on disposal of assets	—	(0.4)
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(1.0)	11.7
Increase in merchandise inventories	(266.5)	(219.0)
Increase in other current assets	(4.5)	(0.2)
(Increase) decrease in other assets	(3.7)	1.1
Increase in trade accounts payable and accrued expenses and other liabilities	200.3	177.3
(Decrease) increase in income taxes payable	(4.5)	17.4
Net cash provided by operating activities	91.3	161.9

Investing activities:
Purchase of property and equipment	(42.2)	(22.8)
Proceeds from disposal of assets	0.1	4.6
Decrease in restricted cash	7.3	—
Net cash used in investing activities	(34.8)	(18.2)

Financing activities:
Principal payments on long-term debt and capital lease obligations	(0.2)	(0.2)
Cash dividends paid	(2.5)	(2.6)
Purchase of treasury stock	—	(65.9)
Net cash used in financing activities	(2.7)	(68.7)

Increase in cash and cash equivalents	53.8	75.0
Cash and cash equivalents, beginning of period	403.8	237.1
Cash and cash equivalents, end of period	$457.6	$312.1

Non-cash transactions:
Accrued capital expenditures	$12.2	$15.0

Estimates for 2015
The Company is providing the following estimates for certain financial statement items for the fiscal year ending January 30, 2016 based upon current conditions. Actual results may differ significantly from these estimates as conditions and factors change - See “Forward-Looking Information.”

	In Millions
	2015	2014
	Estimated	Actual
Depreciation and amortization	$250	$251
Rentals	25	27
Interest and debt expense, net	61	61
Capital expenditures	160	152

Forward-Looking Information
The foregoing contains certain “forward-looking statements” within the definition of federal securities laws. The following are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995:  statements including (a) words such as “may,” “will,” “could,” “believe,” “expect,” “future,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “continue,” or the negative or other variations thereof, and (b) statements regarding matters that are not historical facts.  The Company cautions that forward-looking statements contained in this report are based on estimates, projections, beliefs and assumptions of management and information available to management at the time of such statements and are not guarantees of future performance. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Forward-looking statements of the Company involve risks and uncertainties and are subject to change based on various important factors. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by the Company and its management as a result of a number of risks, uncertainties and assumptions. Representative examples of those factors include (without limitation) general retail industry conditions and macro-economic conditions; economic and weather conditions for regions in which the Company’s stores are located and the effect of these factors on the buying patterns of the Company’s customers, including the effect of changes in prices and availability of oil and natural gas; the availability of consumer credit; the impact of competitive pressures in the department store industry and other retail channels including specialty, off-price, discount and Internet retailers; changes in consumer spending patterns, debt levels and their ability to meet credit obligations; changes in legislation, affecting such matters as the cost of employee benefits or credit card income; adequate and stable availability and pricing of materials, production facilities and labor from which the Company sources its merchandise; changes in operating expenses, including employee wages, commission structures and related benefits; system failures or data security breaches; possible future acquisitions of store properties from other department store operators; the continued availability of financing in amounts and at the terms necessary to support the Company’s future business; fluctuations in LIBOR and other base borrowing rates; potential disruption from terrorist activity and the effect on ongoing consumer confidence; epidemic, pandemic or other public health issues; potential disruption of international trade and supply chain efficiencies; world conflict and the possible impact on consumer spending patterns and other economic and demographic changes of similar or dissimilar  nature.   The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended January 31, 2015, contain other information on factors that may affect financial results or cause actual results to differ materially from forward-looking statements.
CONTACT:
Dillard’s, Inc.
Julie Johnson Bull
501-376-5965
julie.bull@dillards.com